Exhibit 3.2

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION

OF

VISHAY PRECISION GROUP, INC.

AS OF JUNE 2, 2011

__________________

     Vishay Precision Group, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

     FIRST: Pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions by unanimous written consent on March 15, 2011 setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation; declaring said amendment to be advisable; and directing that the amendment be presented to the stockholders of the Corporation at the next annual meeting thereof. The resolution adopted by the Board provided that the Amended and Restated Certificate of Incorporation filed on June 25, 2010 be amended as follows:

(i)	Article FOURTH, Part D, Section 1(h) be amended to delete the reference therein to “50,000” and insert “3,571” in lieu thereof; and

(ii)	Article FOURTH, Part D, Section 4 be amended to delete the reference therein to “300,000” and insert “21,428” in lieu thereof.

     SECOND: Pursuant to the resolution of the Board of Directors of the Corporation, the stockholders of the Corporation duly approved and adopted said amendment at a duly called annual meeting of the Corporation’s stockholders, at which meeting the necessary number of shares were voted in favor of the amendment in accordance with Sections 222 and 242 of the DGCL.

     THE UNDERSIGNED, being the Executive Vice President and Chief Financial Officer of the Corporation, for the purpose of amending the Corporation’s Certificate of Incorporation pursuant to the DGCL, does make this certificate, hereby declaring and certifying that this is my act and deed on behalf of the Corporation this 2nd day of June, 2011.

Vishay Precision Group, Inc.

By:	/s/ William M. Clancy
Name:	William M. Clancy
Title:	Executive Vice President and Chief Financial
Officer